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                                                                  Exhibit 99.a.2

                     Revised Earnings per Share Computation
                          Year Ended December 31, 2000
                                   (Unaudited)
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

                                                             Year Ended December 31, 2000
                                                                                             Per Share
                                                                Income          Shares         Amount
---------------------------------------------------------------------------------------------------------
Basic EPS                                                      (Thousands, except per share amounts)
       Income available for common stock                          $ 108,507          58,448
       Convertible preferred stock                                   37,100          39,892
                                                           ---------------------------------
            Income available for common stock
            + assumed conversion of preferred stock               $ 145,607          98,340       $ 1.48
                                                           =================================
       Further dilution from applying the "two-
       class" method                                                                               (0.25)
                                                                                            -------------
       Basic earnings per share                                                                   $ 1.23
                                                                                            =============
Effect of other dilutive securities
       Options                                                            -              48
                                                           ---------------------------------
Diluted EPS
       Income available for common stock
          + assumed exercise of stock options                     $ 145,607          98,388       $ 1.48
                                                           =================================
       Further dilution from applying the "two-
       class" method                                                                               (0.25)
                                                                                            -------------
       Diluted earnings per share                                                                 $ 1.23
=========================================================================================================
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